News Release

Contact:

Investor Relations:
Angela Steinway
(609) 936-2268
angela.steinway@integralife.com

Integra LifeSciences Reports First Quarter 2015 Financial Results

Revenue Increased 8.7% to $233.7 Million
Reported EPS Increased to $0.25; Adjusted EPS Increased to $0.76
Full Year 2015 Revenue and EPS Guidance Raised

Plainsboro, New Jersey / April 30, 2015 / -- Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the first quarter ending March 31, 2015.
First Quarter Highlights:

•	Reported revenue increased 8.7% to $233.7 million;

•	Organic revenue increased 7.3%, the second consecutive quarter of organic revenue growth above 5%;

•	Adjusted EBITDA margin increased 320 basis points to 20.4%;

•	Adjusted free cash flow conversion for the trailing twelve months ended March 31, 2015 was 58.0% versus 10.8% in the prior period;

•	Full year 2015 revenue guidance raised to $965 million to $980 million, reported EPS guidance raised to $0.97 and $1.15, and adjusted EPS guidance raised to $3.15 and $3.33; and,

•	Spin-off of SeaSpine remains on track to be completed during the second half of 2015.

Total revenues for the first quarter were $233.7 million, reflecting an increase of $18.6 million, or 8.7%, over the first quarter of 2014.
Excluding the contribution of revenues from acquisitions, discontinued products and the effect of currency exchange rates, revenues increased 7.3% over the first quarter of 2014.

"Strong execution within our regenerative product lines, including dural repair and skin, resulted in first quarter results exceeding our expectations," said Peter Arduini, Integra's President and Chief Executive Officer. "We are continuing to see benefits from the optimization strategies we put in place over the last few years, including the highest organic growth rate in several years."
The Company reported GAAP net income of $8.4 million, or $0.25 per diluted share, for the first quarter of 2015, compared to GAAP net income of $2.2 million or $0.07 per diluted share, for the first quarter of 2014.
Adjusted measures discussed below are computed with the adjustments to GAAP reporting set forth in the attached reconciliation.
Adjusted net income for the first quarter of 2015 was $25.4 million, or $0.76 per diluted share, compared to adjusted net income of $18.6 million, or $0.57 per diluted share, in the first quarter of 2014.
Adjusted EBITDA for the first quarter of 2015 was $47.6 million, or 20.4% of revenue, compared to $36.9 million, or 17.2% of revenue, in the prior year first quarter.
During the first quarter, Integra generated $31.6 million in cash flows from operations and invested $8.9 million in capital expenditures. Adjusted free cash flow conversion for the trailing twelve months ended March 31, 2015 was 58.0% versus 10.8% in the prior-year period.
Business Update
Today, Integra published a separate press release announcing that the Board of Directors has named Keith Valentine as the Chief Executive Officer of SeaSpine, effective May 1, 2015. "With today's CEO announcement and the filing of the Form 10 Registration Statement earlier this month, the spin-off of SeaSpine is on track to be completed later this year, as planned," said Mr. Arduini. "Following the spin-off, not only will Integra's top line show faster growth, but we also expect SeaSpine's growth to accelerate under the leadership of industry veteran Keith Valentine."
Outlook for 2015
Based on the strength of its first quarter results, Integra is raising the low end of its previous revenue guidance by $5 million to a revised range of $965 million to $980 million, despite an expectation for additional foreign currency translation headwinds.
The Company is also increasing its expectations for GAAP earnings per diluted share for the full year to be between $0.97 and $1.15, compared to prior guidance of $0.87 to $1.05. In addition, the Company is raising its 2015 adjusted earnings per diluted share guidance to $3.15 to $3.33 from its prior range of $3.05 to $3.23.
"Reported revenues came in better than expected as a result of strong organic growth," said Glenn Coleman, Integra's Chief Financial Officer. "We are increasing the low end of our revenue guidance, despite worsening foreign currency, and are increasing our full year organic revenue growth rate to 5% or greater. We are also raising our guidance for adjusted earnings per diluted share to a new range of $3.15 to $3.33, reflecting the strong start to the year and better than expected profitability in the first quarter. Our business outlook is strong, and we will continue with our planned 2015 investments in new product introductions, sales channel expansion and our optimization strategy."
In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed, and thus include the spine business for the full year.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial Measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call
Integra has scheduled a conference call for 4:30 PM ET today, Thursday, April 30, 2015 to discuss financial results for the first quarter and forward-looking financial guidance. The conference call will be hosted by Integra's senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Integra's management team will reference a presentation during the conference call, which can be found on the Investor section of the website at investor.integralife.com.
Access to the live call is available by dialing (913) 312-1516 and using the passcode 2235512. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra's website at investor.integralife.com. Access to the replay is available through May 18, 2015 by dialing (719) 457-0820 and using the passcode 2235512. The webcast will also be archived on the website.

***
Integra LifeSciences, a world leader in medical technology, is dedicated to limiting uncertainty for caregivers, so they can concentrate on providing the best patient care. Integra offers innovative solutions, including leading regenerative technologies, in specialty surgical solutions, orthopedics and tissue technologies, and spine hardware and orthobiologics. For more information, please visit www.integralife.com

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflects the Company's judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as global enterprise resource planning (“ERP”) system implementation charges, certain expenses associated with product recalls, acquisition-related charges, impairment charges, non-cash amortization of imputed interest for convertible debt, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company's ability to execute its operating plan effectively, the Company's ability to manufacture and ship sufficient quantities of its products to meet its customers' demand; the ability of third-party suppliers to supply us with raw materials and finished products; global macroeconomic conditions; continued weakness in sales outside of the U.S.; the Company's ability to manage its direct sales channels effectively; the Company's ability to maintain relationships with customers of acquired entities; physicians' willingness to adopt and third-party payors' willingness to provide reimbursement for the Company's recently launched and planned products; initiatives launched by the Company's competitors; downward pricing pressures for customers; the Company's ability to secure regulatory approval for products in development; the Company's ability to remediate quality systems violations; fluctuations in hospital spending for capital equipment; the Company's ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company's ability to integrate acquired businesses; the impact of goodwill and intangible asset impairment charges if future operating results of acquired businesses are significantly less than the results anticipated at the time of the acquisitions, the Company's ability to leverage its existing selling organizations and administrative infrastructure; the Company's ability to increase product sales and gross margins, and control non-product costs; the Company’s ability to achieve anticipated growth rates, margins and scale and execute its strategy generally, including the anticipated spinoff; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States and internationally; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding and other factors influencing liquidity; and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra's Annual Report on Form 10-K for the year ended December 31, 2014 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide organic revenues, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion. Organic revenues consist of total revenues excluding the effects of currency exchange rates, acquired revenues and product discontinuances. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), (iii) interest income and expense, (iv) income taxes, (v) and those operating expenses also excluded from adjusted net income. The measure of adjusted net income consists of GAAP net income, excluding: (i) manufacturing facility remediation costs; (ii) global enterprise resource planning ("ERP") implementation charges; (iii) structural optimization charges; (iv) SeaSpine separation-related charges; (v) certain employee severance charges; (vi) acquisition-related charges; (vii) impairment charges; (viii) convertible debt non-cash interest; (ix) intangible asset amortization expense; and (x) income tax impact from adjustments and other items. The measure of adjusted diluted weighted average shares outstanding is calculated by adding the economic benefit of the convertible note hedge and warrant transactions relating to Integra's 2016 convertible notes. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by adjusted diluted weighted average shares outstanding. The measure of free cash flow consists of GAAP net cash provided by operating activities less purchases of property and equipment. The measure of adjusted free cash flow consists of free cash flow adjusted for certain one-time unusual items. The adjusted free cash flow conversion measure is calculated by dividing (i) free cash flow, or (ii) adjusted free cash flow (as applicable), by adjusted net income.
Reconciliations of GAAP revenues to adjusted revenues and GAAP net income to adjusted EBITDA, and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share all for the three months ended March 31, 2015 and 2014, and the adjusted free cash flow and free cash flow conversion for the three months ended March 31, 2015 and 2014 and the twelve months ended March 31, 2015 and 2014, appear in the financial tables in this release.
The Company believes that the presentation of organic revenues and the various adjusted EBITDA, adjusted net income, adjusted earnings per diluted share, adjusted diluted weighted average shares outstanding, free cash flow and adjusted free cash flow conversion measures provide important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company's Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC's website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Total revenues, net	$233,665	$215,059

Costs and expenses:
Cost of goods sold	86,722	82,383
Research and development	12,556	12,567
Selling, general and administrative	114,064	108,338
Intangible asset amortization	3,535	3,033
Total costs and expenses	216,877	206,321

Operating income	16,788	8,738

Interest income	5	62
Interest expense	(5,492)	(5,142)
Other income, net	1,316	317
Income before income taxes	12,617	3,975

Income tax expense	4,233	1,769
Net income	$8,384	$2,206

Diluted net income per share	$0.25	$0.07
Weighted average common shares outstanding for diluted net income per share	33,342	32,768

Segment revenues* and growth in total revenues excluding the effects of currency exchange rates, acquisitions and discontinued products are as follows:
(In thousands)

	Three Months Ended March 31,
	2015	2014	Change
Specialty Surgical Solutions	$140,058	$127,195	10%
Orthopedics and Tissue Technologies	$61,367	$54,589	12%
Spine	32,240	33,275	(3)%
Total revenue	$233,665	$215,059	9%

Impact of changes in currency exchange rates	$5,781	$—
Less contribution of revenues from acquisitions**	(9,701)	—
Less contribution of revenues from discontinued products	(2,306)	(3,034)	(24)%
Total organic revenues	$227,439	$212,025	7.3%

* The prior five business segment structure was realigned into three global segments effective with the first quarter 2015.
** Acquisitions include DuraSeal, MicroFrance and Metasurg.

Items included in GAAP net income and location where each item is recorded are as follows:
(In thousands)
Three Months Ended March 31, 2015

Item	Total Amount	COGS(a)	SG&A(b)	Amort.(c)	OI&E(d)	Tax(e)
Global ERP implementation charges	$3,820	$—	$3,820	$—	$—	$—
Structural optimization charges	1,777	1,880	275	—	(378)	—
Acquisition-related charges	3,094	1,857	1,237	—	—	—
Certain employee severance charges	1,046	—	1,046	—	—	—
SeaSpine separation-related charges	4,847	—	4,847	—	—	—
Impairment charges	409	—	—	409	—	—
Intangible asset amortization expense*	8,021	4,895	—	3,126	—	—
Convertible debt non-cash interest	1,801	—	—	—	1,801	—
Estimated income tax impact from above adjustments and other items	(7,828)	—	—	—	—	(7,828)
Depreciation expense	7,393	—	—	—	—	—

* For the three months ended March 31, 2015 "Intangible asset amortization expense" excludes $409 already included in "Impairment charges" above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

Three Months Ended March 31, 2014
(In thousands)

Item	Total Amount	COGS (a)	SG&A (b)	Amort. (c)	OI&E(d)	Tax (e)
Manufacturing facility remediation costs	$143	$47	$96	$—	$—	$—
Global ERP implementation charges	6,100	—	6,100	—	—	—
Structural optimization charges	2,960	1,704	1,256	—	—	—
Acquisition-related charges	3,753	204	3,549	—	—	—
Certain employee severance charges	681	322	359	—	—	—
Intangible asset amortization expense*	7,433	4,400	—	3,033	—	—
Impairment charges	600	600	—	—	—	—
Convertible debt non-cash interest	1,667	—	—	—	1,667	—
Estimated income tax impact from above adjustments and other items	(6,933)	—	—	—	—	(6,933)
Depreciation expense	6,528	—	—	—	—	—

*For the three months ending March 31, 2014 “Intangible asset amortization expense” excludes $600 already included in “Impairment charges” above.

a)	COGS - Cost of goods sold

b)	SG&A - Selling, general and administrative

c)	Amort. - Intangible asset amortization

d)	OI&E - Interest (income) expense, net and other (income) expense, net

e)	Tax - Income tax expense

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK-BASED COMPENSATION
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

GAAP net income	$8,384	$2,206
Non-GAAP adjustments:
Depreciation and intangible asset amortization expense	15,414	13,961
Other (income), net	(1,316)	(317)
Interest (income) expense, net	5,487	5,080
Income tax expense	4,233	1,769
Manufacturing facility remediation costs	—	143
Global ERP implementation charges	3,820	6,100
Structural optimization charges*	2,155	2,960
Acquisition-related charges	3,094	3,753
Certain employee severance charges	1,046	681
SeaSpine separation-related charges	4,847	—
Impairment charges	409	600

Total of non-GAAP adjustments	39,189	34,730
Adjusted EBITDA	$47,573	$36,936

*For the Three Months Ended March 31, 2015, "Structural optimization charges" excludes $(378) already included in "Other (income) expense, net" above.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND ADJUSTED EARNINGS PER SHARE
(UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

GAAP net income	$8,384	$2,206
Non-GAAP adjustments:
Manufacturing facility remediation costs	—	143
Global ERP implementation charges	3,820	6,100
Structural optimization charges	1,777	2,960
Acquisition-related charges	3,094	3,753
Certain employee severance charges	1,046	681
SeaSpine separation-related charges	4,847	—
Impairment charges	409	600
Intangible asset amortization expense	8,021	7,433
Convertible debt non-cash interest	1,801	1,667
Estimated income tax impact from adjustments and other items	(7,828)	(6,933)

Total of non-GAAP adjustments	16,987	16,404
Adjusted net income	$25,371	$18,610

Adjusted diluted net income per share	$0.76	$0.57
Weighted average common shares outstanding for diluted net income per share	33,342	32,768
Weighted average common shares outstanding adjustment for convertible dilution	(30)	—
Weighted average common shares outstanding for adjusted diluted net income per share	33,312	32,768

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	March 31, 2015	December 31, 2014

Cash and cash equivalents	$79,871	$71,994
Accounts receivable, net	126,785	131,918
Inventories, net	233,043	237,114

Bank line of credit	401,875	416,875
Convertible securities	215,177	213,121

Stockholders' equity *	688,099	704,322

* Stockholders' equity decreased due to foreign currency translation of balance sheet accounts that are reflected in Other comprehensive income.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GAAP OPERATING CASH FLOW TO
MEASURES OF FREE CASH FLOW AND FREE CASH FLOW CONVERSION
(UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2015	2014
GAAP Net cash provided by operating activities	$31,619	$11,254

Purchases of property and equipment	(8,901)	(11,335)
Free Cash Flow	22,718	(81)

Adjusted net income *	$25,371	$18,610
Adjusted Free Cash Flow Conversion	89.5%	(0.4)%

	Twelve Months Ending March 31,
	2015	2014
GAAP Net cash provided by operating activities	$99,829	$56,676

Purchases of property and equipment	(39,488)	(48,332)
Free Cash Flow	60,341	8,344

Adjusted net income *	$103,968	$77,420
Adjusted Free Cash Flow Conversion	58.0%	10.8%

* Adjusted net income for quarters ended March 31, 2014 and 2015 are reconciled above.

The Company calculates adjusted free cash flow conversion by dividing its free cash flow by adjusted net income. The Company believes this measure is a useful metric in evaluating the significance of the cash special charges in its adjusted earnings measures.

RECONCILIATION OF NON-GAAP ADJUSTMENTS - GUIDANCE

(In thousands, except per share amounts)

	Recorded Year to Date	Projected Year Ended
	March 31, 2015	December 31, 2015
		Low	High
GAAP net income	$8,384	$32,391	$38,591
Non-GAAP adjustments:
Global ERP implementation charges	3,820	15,500	15,500
Seaspine separation-related charges	4,847	20,000	20,000
Structural optimization charges	1,777	22,900	22,900
Acquisition-related charges	3,094	8,500	8,500
Certain employee severance charges	1,046	—	—
Impairment charges	409	409	409
Intangible asset amortization expense	8,021	32,000	32,000
Convertible debt non-cash interest	1,801	8,200	8,200
Estimated income tax impact from adjustments and other items	(7,828)	(34,500)	(34,500)

Total of non-GAAP adjustments	16,987	73,009	73,009
Adjusted net income	$25,371	$105,400	$111,600

GAAP diluted net income per share	$0.25	$0.97	$1.15
Non-GAAP adjustments detailed above (per share)	$0.51	$2.18	$2.18
Adjusted diluted net income per share	$0.76	$3.15	$3.33

Weighted average common shares outstanding for adjusted diluted net income per share	33,312	33,500	33,500

Items included in GAAP net income guidance and location where each item is expected to be recorded is as follows:
(In thousands)
Projected Year Ended December 31, 2015

Item	Total Amount	COGS	SG&A	Amort.	OI&E	Tax
Global ERP implementation charges	$15,500	$—	$15,500	$—	$—	$—
SeaSpine separation-related charges	20,000	2,000	18,000	—	—	—
Structural optimization charges	22,900	14,500	2,000	—	6,400	—
Acquisition-related charges	8,500	2,700	5,800	—	—	—
Intangible asset amortization expense	32,000	19,700	—	12,300	—	—
Impairment charges	409	—	—	409	—	—
Convertible debt non-cash interest	8,200	—	—	—	8,200	—
Estimated income tax impact from adjustments and other items	(34,500)	—	—	—	—	(34,500)

Source: Integra LifeSciences Holdings Corporation